press release

May 6, 2010

1Q 2010 Activity Indicators

Life & Savings

- Revenues up 1% at Euro 16,540 million
- New Business Margin up 4.9 pts to 19.4%
- Net inflows up Euro 0.7 billion to Euro +4.0 billion

P&C

- Stable revenues at Euro 9,243 million
- Ca. 2%[1] price increase in Individual Lines
- Ca. 2%[2] price increase in Commercial Lines

Asset Management

- Revenues up 10% to Euro 809 million
- Assets under management up Euro 32 billion to Euro 877 billion
- Net inflows of Euro -12 billion vs. ca. Euro -21 billion in 4Q09

"Our revenues were up 1% in the first quarter and we remain focused on further improving the profitability of our operations, with Life & Savings already exhibiting strong improvement in new business margin", said **Henri de Castries, Chairman and CEO of AXA.**

"Our Life & Savings business benefited from increased inflows and the continued confidence of our clients. We are pleased to see that our efforts to increase margins have borne fruit with a significant improvement in our product mix.
In Property & Casualty, price increases accelerated in the first quarter in most countries and we remain confident in our ability to pursue our repricing actions while exercising selective underwriting.
Our Asset Management business benefited from the general market recovery and lower outflows."

"We have started to harvest the benefits of management actions implemented in 2009, and we should benefit from the expected gradual economic recovery."

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Contents:

redefining / standards

Revenues : Key figures						
Euro million, except when otherwise noted	1Q09	1Q10	Change on a reported basis	Change		
				Comp.(a) basis	*Scope & Other*	*FX impact(b)*
Life & Savings revenues	16,453	**16,540**	**0.5%**	**0.6%**	*0.0%*	*-0.1%*
Net inflows (Euro billion)	3.3	4.0				
APE[3] (Group share)	*1,604*	*1,631*	*1.6%*	*-0.1%*	*0.9%*	*0.8%*
NBV[4] (Group share)	*234*	*317*	*35.2%*	*33.0%*	*2.0%*	*0.2%*
NBV to APE margin (Group share)	*14.6%*	*19.4%*	*4.8pts*	*4.9pts*		
Property & Casualty revenues	9,113	**9,243**	**1.4%**	**-0.1%**	*0.2%*	*1.3%*
International Insurance revenues	1,179	**1,212**	**2.8%**	**2.9%**	*0.0%*	*-0.2%*
Asset Management revenues	762	**809**	**6.2%**	**10.1%**	*0.0%*	*-4.0%*
Net inflows (Euro billion)	-17.4	-11.9				
Total revenues	27,598	**27,910**	**1.1%**	**0.8%**	*0.1%*	*0.2%*

(a) Change on a comparable basis was calculated at constant FX and scope.
(b) Mainly due to the appreciation of the GBP against the Euro partly offset by the depreciation of the USD and JPY.

Numbers herein have not been audited. APE and NBV are both in line with the Group's EEV disclosure. They are non-GAAP measures, which Management uses as key indicators of performance in assessing AXA's Life & Savings business and believes to provide useful and important information to shareholders and investors.

All comments are on a comparable basis (constant Forex, scope and methodology)

- **Total Revenues** were up 0.8% to Euro 27,910 million.
- **Life & Savings** revenues were up 0.6% to Euro 16,540 million.

  Net inflows were positive at Euro +4.0 billion, up Euro 0.7 billion vs. 1Q09, due to both higher sales and increased client retention.

  New Business Volume (APE[2]) was stable at Euro 1,631 million with a strong performance in the MedLA region and the UK, offset by the US and Japan.

  New business margin was up 4.9 pts to 19.4%, mostly as a result of a strong improvement in business mix mainly driven by product redesign in the US and Japan.
- **Property & Casualty** revenues were stable at Euro 9,243 million as the 3% growth in individual lines largely driven by a ca. 2%[1] average price increase, was offset by a 3% drop in commercial lines where the ca. 2%[2] average price increase was more than offset notably by lower volumes from portfolio pruning and reduced insured basis following the economic recession in 2009.
- **Asset Management** revenues were up 10% to Euro 809 million, mostly due to higher average assets under management. Net outflows amounted to Euro -12 billion (ca. Euro -21 billion in 4Q09), mainly due to significantly reduced outflows at AllianceBernstein in the institutional clients segment. Assets under management reached Euro 877 billion, significantly above December 31, 2009 levels (Euro 845 billion), benefiting from positive market and forex appreciation.

- **European consolidated Solvency I ratio** on March 31, 2010 is estimated[5] to be above 180%.

- **Estimated government bond exposure for selected European countries net of policyholders' participation and tax** on March 31, 2010: Euro 5.2 billion for Italy, Euro 3.8 billion for Spain, Euro 0.8 billion for Portugal, Euro 0.5 billion for Greece and Euro 0.4 billion for Ireland.

*
* *

Life & Savings

- **Life & Savings** revenues were up 0.6% to Euro 16,540 million.

  Net inflows were positive at Euro +4.0 billion, up from Euro +3.3 billion in 1Q09. The Euro 0.7 billion increase was mainly due to an increase in both inflows (Euro +0.3 billion) and client retention (Euro +0.4 billion).

Net Inflows by country/region		
Euro billion	1Q09	1Q10
France	+1.0	+0.8
NORCEE[6]	+1.5	+2.4
United States	+0.6	-0.2
United Kingdom[(a)]	-0.4	-0.5
Asia Pacific[7]	+0.4	+0.2
MedLA[8]	+0.2	+1.3
Total L&S Net Inflows	**+3.3**	**+4.0**

(a) UK Net Inflows, excluding with-profit funds, stood at Euro -0.2 billion at 1Q10

- **New Business Volume (APE[3])** was stable at Euro 1,631 million, with:

  (i) A strong performance notably in MedLA (particularly in Italy with the high sales of AXA's Joint-Venture with BMPS), the UK (mainly increasing mutual fund sales through the new wrap platform "Elevate"), NORCEE (mainly in Belgium and CEE) and Hong Kong and South-East Asia,

  (ii) Offset by a decrease mostly from lower Variable Annuity sales in the US (non recurrence of 1Q09 high sales prior to the variable annuity "Accumulator" product redesign), France (lower large premiums in Group retirement), Japan (focus on profitability with the discontinuation of a tax-driven protection product) and Australia / New Zealand (decrease in sales in the wholesale channel).

  High growth markets'[9] APE was up 50% vs. 1Q09.

  Unit-linked share was down from 40% to 36%, mostly impacted by the decrease in variable annuity type product sales mainly in the US.

Annual Premium Equivalent by country/region				
Euro million	1Q09	1Q10	Change on a reported basis	Change on a comparable basis
France	387	346	-10.7%	-10.7%
NORCEE[(a)]	335	382	14.2%	8.1%
ow Germany	*132*	*136*	*3.1%*	*-4.6%*
ow Switzerland	*123*	*128*	*3.8%*	*1.4%*
ow Belgium	*52*	*68*	*31.4%*	*31.4%*
ow CEE	*28*	*51*	*80.0%*	*56.6%*
United States	327	231	-29.4%	-25.2%
United Kingdom	228	270	18.2%	15.4%
Asia Pacific	227	231	1.9%	-5.0%
ow Japan	*126*	*91*	*-27.3%*	*-23.9%*
ow Australia/New Zealand	*56*	*69*	*23.1%*	*-6.2%*
ow HK / SEA[(b)]	*45*	*71*	*57.1%*	*45.1%*
MedLA[(c)]	101	171	69.4%	70.3%
Total Life & Savings APE	**1,604**	**1,631**	**1.6%**	**-0.1%**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg's APE and NBV are not modeled.

(b) HK / SEA: Hong-Kong, South East Asia & China. India's APE and NBV are included in South-East Asia & China's APE and NBV from 1H09 (Changes on a comparable basis are calculated including India's 1Q09 APE and NBV).

(c) Mediterranean and Latin America Region: Italy, Spain, Portugal, Turkey, Mexico, Morocco and Greece.

New business margin was up 4.9 pts to 19.4% mostly as a result of a strong improvement in business mix mainly driven by product redesign in the US and Japan.

NBV margin in high growth markets[9] was up 4.7 pts to 41.9%.


14.6%
+4.0 pts
+0.1pt
+0.0pt
+0.7pt
19.4%
NBV 1Q09
Business mix
Unit costs
Market conditions
FX & other
NBV 1Q10

Note: Actuarial and financial assumptions are not updated on a quarterly basis, except for interest rates which are hedged at point of sale for variable annuity products

Detail by country:

The United States

New business APE decreased by 25% to Euro 231 million, primarily driven by lower variable annuity sales, mainly in third-party channels, due to high level of sales in 1Q09 preceding the launch of redesigned Accumulator products with reduced benefits, partly offset by higher mutual fund sales. 1Q10 variable annuity sales were consistent with 4Q09, with positive momentum in February and March 2010, supported by the progressive launch of the new variable annuity "Retirement Cornerstone" product. Retirement Cornerstone was introduced in proprietary channels in January 2010, and in limited release within third-party channels in March before a broader launch in 2Q10.

NBV margin was up 17.5 points to 12.6%, primarily as a result of strong improvement in business mix following the introduction of a redesigned Accumulator product and the progressive launch of Retirement Cornerstone in 2010, partly offset by higher unit costs due to lower volumes.

France

New business APE was down 11% to Euro 346 million, mostly driven by:
(i) in Group lines, lower large premiums in retirement business (in both unit-linked and non unit-linked), partly offset by a good performance in Health & Protection,
(ii) in Individual lines, a slight decrease in savings sales, driven by fewer large tickets on traditional business in a context of high competition on rates, partly offset by an increase in unit-linked sales.

NBV margin was down 0.3 point to 8.5%.

The United Kingdom

New business APE was up 15% to Euro 270 million, mainly as a result of a strong increase in mutual fund sales through the new wrap platform "Elevate".

NBV margin was up 1.6 points to 10.9% mainly due to lower unit costs resulting from higher volumes.

Northern Central & Eastern Europe

- **Germany new business APE** was down 5% to Euro 136 million mainly as a result of exceptional new business written in 2009 following the Health legislative reform, partly compensated by higher sales in short-term investment products.

  NBV margin was down 1.1 points to 16.3% primarily due to higher unit costs as a result of lower volumes.

- **Switzerland new business APE** was up 1% to Euro 128 million mainly due to higher sales in Group Life and Individual Life products (primarily "TwinStar Income").

  NBV margin was down 0.5 point to 33.3%.

- **Belgium new business APE** was up 31% to Euro 68 million mostly due to an increase in individual investment & savings sales in a context of lower competition from bank deposits.

  NBV margin was up 1.2 points to 12.9% driven by an improved business mix.

- **Central & Eastern Europe new business APE** was up 57% to Euro 51 million mostly due to the success of pension products in Poland and Hungary.

  NBV margin was up 3.4 points to 23.9% driven by lower unit costs thanks to higher volumes and better business mix.

Asia Pacific

- **Japan new business APE** decreased by 24% to Euro 91 million, mainly driven by lower Protection product sales (discontinuation of a lower margin tax-driven protection product).

  NBV margin was up 10.6 points to 69.2% mainly driven by an improved business mix (notably due to the variable annuity offer redesign) partly offset by higher unit costs due to lower volumes.

- **Australia/New Zealand new business APE** was down 6% to Euro 69 million, mainly due to a decrease in investment & savings products in the wholesale channel partly offset by an increase in mutual fund sales.

  NBV margin was down 0.5 point to 11.5% notably due to higher unit costs as a result of lower volumes.

- **Hong Kong new business APE** was up 16% to Euro 33 million, mainly due to an increase in Protection and Health sales.

  NBV margin was up 1.1 points to 63.7% as a result of lower unit costs due to higher volumes.

- **South East Asia & China new business APE** was up 93% to Euro 38 million mainly driven by higher sales of protection with savings products across the board, in particular in Indonesia via the bancassurance agreement with Mandiri.

  NBV margin was up 20.7 points to 64.3% due to lower unit costs as a result of higher volumes, as well as an improved business mix.

Mediterranean and Latin America Region (MedLA)

- **New business APE** increased by 70% to Euro 171 million, driven by higher sales in non unit-linked Investment & Savings products in Italy particularly at AXA MPS Italian Joint-Venture (NBV margin of 14%) in a context of lower competition from bank deposits, combined with strong sales in Group protection in Mexico and Accumulator products mainly in Spain.
- **NBV margin** was up 2.6 points to 16.0%, as a result of lower unit costs due to higher volumes.

Property & Casualty

Property & Casualty revenues were stable at Euro 9,243 million as the 3% growth in individual lines largely driven by a ca. 2%[1] average price increase, was offset by a -3% drop in commercial lines where the ca. 2%[2] average price increase was more than offset notably by lower volumes from portfolio pruning and reduced insured basis following the economic recession in 2009.

Net new personal contracts amounted to +303k.

Property & Casualty : IFRS revenues by country

In Euro million	1Q09	1Q10	Change on a reported basis	Change on a comparable basis
NORCEE[6]	4,108	4,091	-0.4%	-1.7%
of which Germany	*1,619*	*1,584*	*-2.2%*	*-2.2%*
of which Belgium	*648*	*634*	*-2.2%*	*-2.2%*
of which Switzerland	*1,795*	*1,808*	*0.8%*	*-1.5%*
France	1,864	1,902	2.1%	2.1%
MedLA[8]	1,725	1,745	1.2%	-0.1%
United Kingdom & Ireland	968	982	1.4%	-0.7%
Rest of the world	449	524	16.7%	7.4%
Total P&C revenues	**9,113**	**9,243**	**1.4%**	**-0.1%**

Personal lines were up 3% benefiting mainly from a ca. 2%[1] average price increase.

- **Personal Motor revenues** (36% of total P&C revenues) were up 2.8% mainly driven by the UK (+31%) following double digit average rate increase and higher volumes as a result of the success of (i) the direct business platform ("Swiftcover") and (ii) the new AXA direct proposition. France was up 4% mostly driven by tariff increases while Spain was down 7% mainly due to both lower volumes as a result of severe price competition and lower guarantees.

  Motor net new contracts amounted to +227k.

- **Personal Non-Motor revenues** (22% of total P&C revenues) increased by 2.4% driven by France (+4%) largely attributable to price increases in household, and by Italy as AXA MPS household business benefited from the rebound of bank mortgage loan activity. These positive impacts were partially offset by a decrease in Germany (-4%) notably due to the medical liability segment restructuring with tariff increase and portfolio pruning.

  Household net new contracts amounted to +75k.

Commercial lines were down 3% as the ca. 2%[2] average price increase was more than offset notably by lower volumes from portfolio pruning and reduced insured basis following the economic recession in 2009.

- **Commercial Motor revenues** (8% of total P&C revenues) were down 0.4% as the 9% increase in Mexico was more that offset by negative contributions notably from Spain (-17%) and the UK (-4%) reflecting our focus on profitability.

- **Commercial Non-Motor revenues** (34% of total P&C revenues) were down 3.3% notably due to the UK (-14%) following the exit from certain Property accounts as a result of competitive pressures pushing up commission rates, Switzerland (-4%) as a result of lower volumes mainly in the competitive Health market and Belgium (-4%) as a consequence of portfolio pruning in workers compensation.

Asset Management

- **Asset Management revenues** were up 10% to Euro 809 million, mostly due to higher average assets under management.
- **Assets Under Management** were up Euro 32 billion versus Dec 31, 2009 to Euro 877 billion at March 31, 2010, mainly as a result of :
  - Net inflows: Euro -12 billion (vs. ca Euro -21 billion in 4Q09) mainly due to significantly reduced outflows at AllianceBernstein in the institutional clients segment. AXA Investment Managers outflows mostly came from the institutional clients segment (mainly at AXA Rosenberg).
  - Market impact: Euro +19 billion due to market recovery.
  - Forex impact: Euro +25 billion mainly as a result of the appreciation of the USD versus the Euro.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at December 31, 2009	**346**	**499**	**845**
Net inflows	-5	-7	-12
Market impact	9	10	19
Scope & other impacts	0	0	0
Forex impact	21	5	25
AUM at March 31, 2010	**371**	**506**	**877**
Average AUM over the period (12/31/09-03/31/10)	**354**	**492**	**846**
Change of average AUM 1Q10 vs. 1Q09			
On a reported basis	9%	4%	6%
On a comparable basis	16%	4%	8%

International Insurance

International Insurance revenues were up 3% to Euro 1,212 million, with (i) AXA Corporate Solutions Assurance up 4%, driven mainly by Motor and Construction, as well as (ii) AXA Assistance up 2%.

International Insurance IFRS revenues

In Euro million	1Q09	1Q10	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	900	933	3.6%	4.1%
AXA Assistance	194	204	4.9%	1.6%
AXA Cessions	55	50	-8.6%	-8.6%
Other International activities	30	25	-15.0%	-4.4%
Total International Insurance	**1,179**	**1,212**	**2.8%**	**2.9%**

Notes

[1] Estimated price increase based on a scope representing more than 85% of individual P&C revenues (mainly UK, France, Germany, Switzerland, Belgium and Spain)
[2] Estimated price increase based on a scope representing more than 85% of commercial P&C revenues (mainly UK, France, Germany, Switzerland, Belgium and Spain)
[3] Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share
[4] New Business Value
[5] This estimate has not been reviewed or approved by AXA's French insurance supervisor « Autorité de Contrôle Prudentiel »
[6] Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxemburg
[7] Japan, Australia/New-Zealand, Hong-Kong, South East Asia & China
[8] Mediterranean and Latin America Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco (and Gulf region for Property & Casualty)
[9] Central & Eastern Europe, Hong-Kong, South East Asia & China, Mexico, Turkey and Morocco

About AXA

AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Europe, North America and the Asia/Pacific area. For full year 2009, IFRS revenues amounted to Euro 90.1 billion and IFRS underlying earnings to Euro 3.9 billion. AXA had Euro 1,015 billion in assets under management as of December 31, 2009.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depository Shares are also quoted on the OTC QX platform under the ticker symbol AXAHY.

This press release is available on the AXA Group website: www.axa.com

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IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2009, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

AXA Group IFRS revenues – contributions & growth by segment and country/region

In Euro million	1Q09 IFRS	1Q10 IFRS	IFRS revenues change Reported	IFRS revenues change Comp. basis
United States	3,214	2,229	-30.6%	-26.5%
France	4,012	3,824	-4.7%	-4.7%
NORCEE	4,984	5,527	10.9%	9.4%
of which Germany	*1,516*	*1,696*	*11.9%*	*11.9%*
of which Switzerland	*2,798*	*2,956*	*5.6%*	*3.3%*
of which Belgium	*534*	*731*	*37.1%*	*37.1%*
of which Central & Eastern Europe	*115*	*119*	*3.6%*	*-4.0%*
United Kingdom	612	682	11.5%	6.9%
Asia Pacific	2,188	1,888	-13.7%	-14.2%
of which Japan	*1,377*	*1,159*	*-15.8%*	*-11.8%*
of which Australia/New-Zealand	*468*	*365*	*-22.0%*	*-39.3%*
of which Hong Kong	*314*	*314*	*-0.1%*	*6.0%*
of which South East Asia	*30*	*51*	*70.6%*	*57.6%*
MedLA	1,417	2,355	66.2%	66.8%
Canada	28	34	23.4%	9.3%
Life & Savings	**16,453**	**16,540**	**0.5%**	**0.6%**
NORCEE	4,108	4,091	-0.4%	-1.7%
of which Germany	*1,619*	*1,584*	*-2.2%*	*-2.2%*
of which Belgium	*648*	*634*	*-2.2%*	*-2.2%*
of which Switzerland	*1,795*	*1,808*	*0.8%*	*-1.5%*
France	1,864	1,902	2.1%	2.1%
MedLA	1,725	1,745	1.2%	-0.1%
United Kingdom & Ireland	968	982	1.4%	-0.7%
Canada	237	281	18.6%	5.1%
Asia	212	243	14.7%	9.9%
Property & Casualty	**9,113**	**9,243**	**1.4%**	**-0.1%**
AXA Corporate Solutions Assurance	900	933	3.6%	4.1%
Others	279	279	0.1%	-1.0%
International Insurance	**1,179**	**1,212**	**2.8%**	**2.9%**
AllianceBernstein	467	507	8.5%	14.9%
AXA Investment Managers	295	302	2.6%	2.6%
Asset Management	**762**	**809**	**6.2%**	**10.1%**
Banking & Holding	**90**	**105**	**16.3%**	**14.8%**
Total	**27,598**	**27,910**	**1.1%**	**0.8%**

APPENDIX 2: Life & Savings – Breakdown of APE between unit-linked non unit-linked and mutual funds

Breakdown of APE – 12 main countries, regions and modelled businesses

Group share in Euro million	1Q10 APE			% UL in APE (excl. mutual funds)		UL change on comparable basis
	UL	Non-UL	Mutual Funds	1Q09	1Q10	
France	40	306		15%	12%	-30%
United States	101	48	81	81%	68%	-52%
United Kingdom	220	27	23	87%	89%	9%
NORCEE						
Germany	36	100		28%	27%	-2%
Switzerland	7	120	0	5%	6%	21%
Belgium	5	62		4%	8%	172%
Central & Eastern Europe	34	6	11	72%	86%	55%
ASIA PACIFIC						
Japan	18	74		21%	19%	-31%
Australia/New-Zealand	7	10	52	9%	40%	203%
Hong Kong	13	21	0	38%	38%	19%
South East Asia & China	20	18		43%	52%	210%
MedLA	24	145	2	14%	14%	82%
Total	**525**	**936**	**170**	**40%**	**36%**	**-13%**

APPENDIX 3: AXA Group IFRS Revenues in local currency – Discrete quarters /

(In million local currency except Japan in billion)	1Q09	2Q09	3Q09	4Q09	1Q10
Life & Savings					
United States	4,197	3,257	2,670	2,962	**3,084**
France	4,012	4,012	3,623	4,694	**3,824**
NORCEE					
of which Germany	*1,516*	*1,540*	*1,829*	*1,810*	***1,696***
of which Switzerland	*4,188*	*922*	*749*	*838*	***4,325***
of which Belgium	*534*	*514*	*603*	*865*	***731***
of which Central & Eastern Europe	*115*	*113*	*116*	*124*	***119***
United Kingdom	556	599	620	705	**605**
Asia Pacific					
of which Japan	*174*	*188*	*167*	*176*	***154***
of which Australia/New-Zealand	*918*	*607*	*586*	*606*	***559***
of which Hong Kong	*3,178*	*3,099*	*3,317*	*3,407*	***3,368***
MedLA	1,417	1,532	1,471	2,053	**2,355**
Property & Casualty					
NORCEE					
of which Germany	*1,619*	*587*	*699*	*596*	***1,584***
of which Switzerland	*2,686*	*260*	*162*	*144*	***2,645***
of which Belgium	*648*	*513*	*491*	*479*	***634***
France	1,864	1,224	1,346	1,250	**1,902**
MedLA	1,725	1,678	1,403	1,891	**1,745**
United Kingdom & Ireland	881	952	891	757	**872**
Asia	212	205	206	191	**243**
Canada	385	530	484	452	**404**
International Insurance					
AXA Corporate Solutions Assurance	900	355	343	332	**933**
Other International activities	279	196	234	221	**279**
Asset Management					
AllianceBernstein	610	624	667	731	**701**
AXA Investment Managers	295	284	284	325	**302**
Banking & Holdings	78	89	91	80	**90**

APPENDIX 4: 1Q10 Property & casualty revenues contribution & growth by business line

Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	28%	4.5%	26%	4.2%	9%	-0.5%	37%	-0.5%
United Kingdom [(a)]	24%	31.4%	37%	2.0%	6%	-3.6%	36%	-13.7%
NORCEE								
of which Germany	*37%*	*-1.2%*	*28%*	*-4.2%*	*7%*	*-1.3%*	*24%*	*1.3%*
of which Belgium	*31%*	*0.7%*	*18%*	*2.4%*	*8%*	*-0.7%*	*44%*	*-3.8%*
of which Switzerland	*42%*	*0.1%*	*9%*	*2.5%*	*5%*	*1.8%*	*44%*	*-3.8%*
MedLA	42%	0.0%	21%	7.5%	11%	-2.0%	27%	-4.4%
Canada	37%	5.1%	18%	12.0%	7%	6.4%	42%	0.7%
Asia	72%	5.8%	7%	33.4%	5%	29.7%	21%	14.4%
Total	**36%**	**2.8%**	**22%**	**2.4%**	**8%**	**-0.4%**	**34%**	**-3.3%**

(a) Including Ireland.

Appendix 5: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin

in Euro million	1Q09 APE	1Q10 APE	Change on a comparable basis	1Q09 NBV	1Q10 NBV	Change on a comparable basis	1Q10 NBV/APE margin	Change on a comparable basis
United States	327	231	-25.2%	-16	29	288.7%	12.6%	17.5pts
France	387	346	-10.7%	34	29	-13.9%	8.5%	-0.3pt
United Kingdom	228	270	15.4%	21	29	35.1%	10.9%	1.6pts
NORCEE	**335**	**382**	**8.1%**	**76**	**86**	**6.5%**	**22.4%**	**-0.3pt**
Germany	132	136	-4.6%	22	22	-10.5%	16.3%	-1.1pts
Switzerland	123	128	1.4%	42	43	-0.1%	33.3%	-0.5pt
Belgium	52	68	31.4%	6	9	45.2%	12.9%	1.2pts
Central & Eastern Europe	28	51	56.6%	6	12	82.4%	23.9%	3.4pts
ASIA PACIFIC	**227**	**231**	**-5.0%**	**106**	**117**	**9.2%**	**50.5%**	**7.0pts**
Japan	126	91	-23.9%	74	63	-10.1%	69.2%	10.6pts
Australia/New-Zealand	56	69	-6.2%	7	8	-10.0%	11.5%	-0.5pt
Hong Kong	30	33	16.2%	19	21	18.3%	63.7%	1.1pts
South East Asia & China	15	38	93.1%	7	24	186.0%	64.3%	20.7pts
MedLA	101	171	70.3%	13	27	102.8%	16.0%	2.6pts
TOTAL	**1,604**	**1,631**	**-0.1%**	**234**	**317**	**33.0%**	**19.4%**	**4.9pts**

APPENDIX 6: 1Q10 Main Press Releases

- 01/15/2010 - AXA enters the Romanian Life insurance market
- 01/25/2010 - AXA Intends to Voluntarily Delist from the NYSE and Deregister with the SEC to Focus Trading on Euronext Paris
- 01/28/2010 – AXA appoints a new Northern, Central and Eastern Europe Regional CEO
- 02/10/2010 - AXA and BMPS to extend their bancassurance agreement to former Banca Antonveneta's distribution network
- 02/17/2010 - General Shareholders' Meeting of April 29, 2010 - Proposal for modification in the governance structure
- 02/18/2010 - Full Year 2009 Earnings
- 03/16/2010 - AXA announces filing to voluntarily delist from the NYSE
- 03/30/2010 – AXA reached an agreement with NAB and AXA APH
- 04/14/2010 – AXA announces the successful placement of subordinated notes
- 04/19/2010 – AXA's comments on the latest developments on the proposed AXA Asia Pacific Holding's transaction
- 04/29/2010 - AXA shareholders approve AXA's change in governance Dual board structure replaced by a Board of Directors - Henri de Castries is appointed Chairman and CEO

Please refer to the following web site address for further details:
http://www.axa.com/en/press/pr/

APPENDIX 7: 1Q10 operations on AXA shareholders' equity and debt

Shareholders' Equity

No significant operations.

Debt

Issuance of a Euro 1.3 billion subordinated note.